CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NaturalNano, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2007, relating to the consolidated financial statements of NaturalNano, Inc. and Subsidiary as of December 31, 2006 and 2005 and for the years then ended, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

December 17, 2007